Exhibit 10.2
FORM OF

RESTRICTED STOCK AWARD AGREEMENT
UNDER THE BOSTON PRIVATE FINANCIAL HOLDINGS, INC.
2009 STOCK OPTION AND INCENTIVE PLAN

Name of Grantee:
No. of Shares:
Grant Date:
Pursuant to the Boston Private Financial Holdings, Inc. 2009 Stock Option and Incentive Plan (the “Plan”) as amended through the date hereof, Boston Private Financial Holdings, Inc. (the “Company”) hereby grants a Restricted Stock Award (an “Award”) to the Grantee named above. Upon acceptance of this Award, the Grantee shall receive the number of shares of Common Stock, par value $1.00 per share (the “Stock”) of the Company specified above, subject to the restrictions and conditions set forth herein and in the Plan. The Company acknowledges the receipt from the Grantee of consideration with respect to the par value of the Stock in the form of cash, past or future services rendered to the Company by the Grantee or such other form of consideration as is acceptable to the Administrator.
1.     Acceptance of Award. The Grantee shall have no rights with respect to this Award unless he or she shall have accepted this Award by signing and delivering to the Company a copy of this Award Agreement in writing or electronically through the Company’s Stock Plan Administration System. The shares of Restricted Stock awarded hereunder shall be issued electronically and allocated to the Grantee’s Stock Plan Administration System account and the Grantee’s name shall be entered as the stockholder of record on the books of the Company. Thereupon, the Grantee shall have all the rights of a stockholder with respect to such shares, including voting and dividend rights, subject, however, to the restrictions and conditions specified in Paragraph 2 below. The shares of Restricted Stock so accepted shall be held in this account as granted by the Company through the vesting dates noted in Paragraph 3, below. The Grantee shall forfeit this Award (whether vested or unvested) if the Grantee does not sign and deliver to the Company a copy of the Non-Solicitation and Confidentiality Agreement provided herewith (the “Non-Solicitation Agreement”) or acknowledge, in writing on such form provided by the Company, any similar covenants and obligations under an existing agreement with the Company or its Subsidiary, in either case, within 30 days of the Grant Date.
2.     Restrictions and Conditions.
(a)     Any book entries for the shares of Restricted Stock granted herein shall bear an appropriate legend, as determined by the Administrator in its sole discretion, to the effect that such shares are subject to restrictions as set forth herein and in the Plan.

(b)     Shares of Restricted Stock granted herein may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of by the Grantee prior to vesting.
(c)     Except as otherwise provided below, if the Grantee’s employment with the Company and its Subsidiaries is voluntarily or involuntarily terminated for any reason prior to vesting of shares of Restricted Stock granted herein, all shares of Restricted Stock shall immediately and automatically be forfeited and returned to the Company.
3.     Vesting of Restricted Stock. The restrictions and conditions in Paragraph 2 of this Agreement shall lapse on the Vesting Date or Dates specified in the following schedule so long as the Grantee remains an employee of the Company or a Subsidiary on such Dates. If a series of Vesting Dates is specified, then the restrictions and conditions in Paragraph 2 shall lapse only with respect to the number of shares of Restricted Stock specified as vested on such date.

Number of Shares Vested	Vesting Date

Subsequent to such Vesting Date or Dates, the shares of Stock on which all restrictions and conditions have lapsed shall no longer be deemed Restricted Stock. The Administrator may at any time accelerate the vesting schedule specified in this Paragraph 3. Notwithstanding the foregoing, (i) if the Grantee’s employment with the Company and its Subsidiaries is terminated due to the Grantee’s death or disability (as determined by the Administrator) prior to the vesting of shares of Restricted Stock granted herein, all restrictions shall lapse and such shares shall automatically become fully vested; (ii) if the Grantee’s employment with the Company and its Subsidiaries is terminated by the Company or its Subsidiary without Cause (as defined below) the Grantee shall be immediately vested and all restrictions shall lapse with respect to a pro-rated portion of this Award, calculated based on the number of days during the applicable vesting period(s) from the Grant Date through the date of termination; (iii) notwithstanding Sections 3(c) or 19 of the Plan, and notwithstanding the provisions of any employment or other agreement between the Grantee and the Company or any Subsidiary that is in effect as of the date hereof, in the event that (x) a Change of Control (as defined in Section 19 of the Plan) or Sale Event (as defined in Section 3(c) of the Plan) occurs under which this Award is assumed or continued by the successor entity in such Change of Control or Sale Event or substituted with a new award of such successor (in accordance with Section 3(c) of the Plan), and (y) the Grantee’s employment by the Company or a Subsidiary (or such successor in the Change of Control or Sale Event) is terminated without Cause (as defined below) within 24 months following the effective date of such Change of Control or Sale Event, then, any restrictions and conditions on shares of Stock subject to this Award shall lapse and this Award shall automatically become fully vested as of the date of such termination; and (iv) in the event of a Change of Control or Sale Event under which this Award is not assumed or continued by the successor entity in such Change of Control or Sale Event or substituted with a new award of such successor, any restrictions and conditions on shares of Stock subject to this Award shall lapse and this Award shall automatically become fully vested, subject to the provisions of the Plan, as of the effective time of such Change of Control or Sale Event. The Administrator’s determination of the reason for termination of the Grantee’s employment shall be conclusive and binding on the Grantee and his or her representatives or legatees.
For purposes hereof, “Cause” shall mean, unless otherwise provided in an employment or other agreement between the Company and the Grantee, a determination by the Administrator that the Grantee shall be dismissed as a result of (i) any material breach by the Grantee of any agreement between the Grantee and the Company; (ii) the conviction of, indictment for or plea of nolo contendere by the Grantee to a felony or a crime involving moral turpitude; or (iii) any material misconduct or willful and deliberate non-performance (other than by reason of disability) by the Grantee of the Grantee’s duties to the Company.
4.     Dividends. Dividends on Shares of Restricted Stock shall be paid currently to the Grantee.
5.     Incorporation of Plan. Notwithstanding anything herein to the contrary, this Agreement shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in Section 2(b) of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.
6.     Transferability. This Agreement is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.
7.     Tax Withholding. The Grantee shall, not later than the date as of which the receipt of this Award becomes a taxable event for Federal income tax purposes, pay to the Company or make arrangements satisfactory to the Administrator for payment of any Federal, state, and local taxes required by law to be withheld on account of such taxable event. Except in the case where an election is made pursuant to Paragraph 8 below, the Grantee may elect to have the required minimum tax withholding obligation satisfied, in whole or in part, by authorizing the Company to withhold from shares of Stock to be issued or released by the transfer agent a number of shares of Stock with an aggregate Fair Market Value that would satisfy the withholding amount due.
8.     Election Under Section 83(b). The Grantee and the Company hereby agree that the Grantee may, within 30 days following the acceptance of this Award as provided in Paragraph 1 hereof, file with the Internal Revenue Service and the Company an election under Section 83(b) of the Internal Revenue Code. In the event the Grantee makes such an election, he or she agrees to provide a copy of the election to the Company. The Grantee acknowledges that he or she is responsible for obtaining the advice of his or her tax advisors with regard to the Section 83(b) election and that he or she is relying solely on such advisors and not on any statements or representations of the Company or any of its agents with regard to such election.
9.     No Obligation to Continue Employment. Neither the Company nor any Subsidiary is obligated by or as a result of the Plan or this Agreement to continue the Grantee in employment and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any Subsidiary to terminate the employment of the Grantee at any time.
10.     Clawback. If the Company or its Subsidiaries terminate the Grantee’s service relationship due to the Grantee’s gross negligence or willful misconduct (whether or not such actions also constitute Cause hereunder) which conduct, directly or indirectly results in the Company preparing an accounting restatement, and/or, if the Grantee breaches any provision of the Non-Solicitation Agreement (or, if applicable, such other agreement referenced in Paragraph 1, above) any shares of Stock granted hereunder, whether or not vested, (and any gains thereon) shall be subject to forfeiture, recovery and “clawback.”
11.     Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

Boston Private Financial Holdings, Inc.

By:
Title:
The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.

Dated:
Grantee's Signature

Grantee's name:

4